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                                                             Exhibit 99.906 CERT

I, William G. Papesh, principal executive officer of the WM Strategic Asset Management Portfolios, LLC (the "Portfolios"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

By:   /s/ William G. Papesh
      ---------------------
      William G. Papesh
      President and Chief Executive Officer
      Principal Executive Officer
Date: January 11, 2007

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I, Jeffrey L. Lunzer, principal financial officer of the WM Strategic Asset
Management Portfolios, LLC (the "Portfolios"), certify that:

1. The Form N-CSR of the Funds for the period ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended October 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

By:   /s/ Jeffrey L. Lunzer
      ---------------------
      Jeffrey L. Lunzer
      Treasurer and Chief Financial Officer
      Principal Financial Officer
Date: January 11, 2007